SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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AUTOZONE, INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTOZONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 16, 2004

What:		Annual Meeting of Stockholders

When:		December 16, 2004, 8:30 a.m., Central Standard Time

Where:		J.R. Hyde III Store Support Center 123 South Front Street Memphis, Tennessee

Stockholders will vote regarding:	•	Election of eight directors

	•	Approval of the AutoZone, Inc. 2005 Executive Incentive Compensation Plan, which replaces our expiring Amended and Restated 2000 Executive Incentive Compensation Plan

	•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year

	•	The transaction of other business that may be properly brought before the meeting

Record Date:		Stockholders of record as of October 21, 2004, may vote at the meeting.

By order of the Board of Directors,

Harry L. Goldsmith Secretary

Memphis, Tennessee
October 27, 2004

We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective and reliable alternatives to returning your proxy card by mail.

AutoZone, Inc.
123 South Front Street
Memphis, Tennessee 38103

Proxy Statement
for
Annual Meeting of Stockholders
December 16, 2004

The Meeting

The Annual Meeting of Stockholders of AutoZone, Inc. will be held at AutoZone’s executive offices, the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, at 8:30 a.m. CST on December 16, 2004.

About this Proxy Statement

Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“AutoZone,” “we” and “the Company” mean AutoZone, Inc., and
•	“Annual Meeting” means the Annual Meeting of Stockholders to be held on December 16, 2004, at 8:30 a.m. CST at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee.

AutoZone will pay all expenses incurred in this proxy solicitation. In addition to mailing this Proxy Statement to you, we have retained D.F. King & Co., Inc., to be our proxy solicitation agent for a fee of $7,500 plus expenses. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

This Proxy Statement is first being mailed on or about October 28, 2004.

Information about Voting

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

1.	to elect eight directors;
2.	to approve the 2005 Executive Incentive Compensation Plan to replace our expiring Amended and Restated 2000 Executive Incentive Plan; and
3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

Stockholders also will transact any other business that may be properly brought before the meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is October 21, 2004. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, October 21, 2004, we had 79,776,940 shares of common stock outstanding.

How do I vote my shares?

You may vote your shares in person or by proxy:

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

1.

By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

2.	On the Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.
3.

By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

In Person: You may attend the Annual Meeting and vote in person. If you are a registered holder of your shares (if you hold your stock in your own name), you need only attend the meeting. However, if your shares are held in an account by a broker, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

What if I have shares in an Employee Stock Purchase Plan account?

If you have shares in an account under the Employee Stock Purchase Plan, you have the right to vote the shares in your account. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card.

How will my vote be counted?

Your vote for your shares will be cast as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR the 2005 Executive Incentive Compensation Plan, FOR Ernst & Young LLP as independent registered public accounting firm and in the proxies’ discretion on any other matter that may properly be brought before the meeting or any adjournment of the meeting.

The votes will be tabulated and certified by our transfer agent, EquiServe, Inc. A representative of EquiServe will serve as the inspector of election.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy at any time before it is voted at the meeting by:

•	giving written notice to our Secretary that you have revoked the proxy; or
•	providing a later-dated proxy.

Any written notice should be sent to the Secretary at 123 South Front Street, Memphis, Tennessee 38103.

How many shares must be present to constitute a quorum for the meeting?

Holders of a majority of the shares of the voting power of the Company’s stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. Any business which could have been transacted at the meeting as originally scheduled can be conducted at the adjourned meeting.

THE PROPOSALS

PROPOSAL 1-Election of Directors

Eight directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2005. The eight persons nominated for director receiving the most votes will be elected. Since directors are elected by a plurality, abstentions and broker non-votes have no affect on their election (“broker non-votes” are shares held by banks or brokers on behalf of their customers that are not voted).

The Board of Directors recommends that the stockholders vote FOR each of these nominees. These nominees have consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for the substitute nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Each of the nominees named below was elected a director at the 2003 annual meeting.

Nominees

The nominees are:

Charles M. Elson, 44, has been a Director since 2000. He has been the Edgar S. Woolard, Jr. Professor of Corporate Governance since 2000 and is the Director of the Center for Corporate Governance at the University of Delaware. He is also of counsel to Holland & Knight LLP. Previously, he had been a Professor at the Stetson University College of Law since 1990. Mr. Elson is also a Director of Alderwoods Group, Inc., HealthSouth Corporation, and the Investor Responsibility Research Center.

Earl G. Graves, Jr., 42, has been a Director since 2002. He has been the President and Chief Operating Officer for Earl G. Graves Publishing Company, publisher of Black Enterprise magazine, since 1998 and has been employed by the same company in various capacities since 1988.

N. Gerry House, 57, has been a Director since 1996. She has been the President and Chief Executive Officer of the Institute for Student Achievement since 2000. Previously, she was the Superintendent of the Memphis, Tennessee City School System since 1992.

J.R. Hyde, III, 61, has been a Director since 1986. He has been the President of Pittco, Inc., an investment company, since 1989 and has been the Chairman of GTx, Inc., a biotechnology, pharmaceutical company since 2000. Mr. Hyde was AutoZone’s Chairman from 1986 to 1997 and its Chief Executive Officer from 1986 to 1996. He was Chairman and Chief Executive Officer of Malone & Hyde, AutoZone’s former parent company, until 1988. Mr. Hyde is also a Director of FedEx Corporation.

Edward S. Lampert, 42, has been a Director since 1999. He is the Chairman and Chief Executive Officer of ESL Investments, Inc., a private investment firm which he founded in 1988, and has been the Chairman and a Director of Kmart Holding Corporation since May 2003. Mr. Lampert is also a Director of AutoNation, Inc.

W. Andrew McKenna, 58, has been a Director since 2000. He is a private investor. Until his retirement in 1999, he had held various positions with The Home Depot, Inc., including Senior Vice President-Strategic Business Development from 1997 to 1999; President, Midwest Division from 1994 to 1997; and Senior Vice President-Corporate Information Systems from 1990 to 1994. He was also President of SciQuest.com, Inc. in 2000. He is also a Director of Danka Business Systems PLC.

Steve Odland, 46, has been Chairman, Chief Executive Officer, and a Director since January 2001, and President since May 2001. Previously, he was an executive with Ahold USA from 1998 to 2000. Mr. Odland was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various executive positions. Mr. Odland is also a director of General Mills, Inc.

James J. Postl, 57, has been a Director since May 2003. He was the President (from 1998 to 2002), Chief Executive Officer (from 2000 to 2002) and Chief Operating Officer (from 1998 to 2000) for Pennzoil-Quaker State Company, which was sold to Shell Oil Company, a subsidiary of Royal Dutch Petroleum Company, in 2002. Previously, Mr. Postl was employed by Nabisco Biscuit Company, where he was President until 1998. Mr. Postl is also a Director of Cooper Industries PLC and Centex Corporation.

Independence

How many independent directors does AutoZone have?

Our Board of Directors has determined that six of our current eight directors are independent: Charles M. Elson, Earl G. Graves, Jr., N. Gerry House, Edward S. Lampert, W. Andrew McKenna, and James J. Postl. All of these directors meet the independence standards of our Corporate Governance Principles and the New York Stock Exchange listing standards.

How does AutoZone determine whether a Director is independent?

In accordance with AutoZone’s Corporate Governance Principles, a director is considered independent if the director:

•	has not been employed by AutoZone within the last five years;
•	has not been employed by AutoZone’s independent auditor in the last five years;
•	is not, and is not affiliated with a company that is, an adviser, or consultant to AutoZone or a member of AutoZone’s senior management;
•	is not affiliated with a significant customer or supplier of AutoZone;
•	has no personal services contract with AutoZone or with any member of AutoZone’s senior management;
•	is not affiliated with a not-for-profit entity that receives significant contributions from AutoZone;
•

within the last three years, has not had any business relationship with AutoZone for which AutoZone has been or will be required to make disclosure under Rule 404(a) or (b) of Regulation S-K of the Securities and Exchange Commission as currently in effect;

•	receives no compensation from AutoZone other than compensation as a director;
•	is not employed by a public company at which an executive officer of AutoZone serves as a director;
•	has not had any of the relationships described above with any affiliate of AutoZone; and
•	is not a member of the immediate family of any person with any relationships described above.

In determining whether any business or charity affiliated with one of our directors did a significant amount of business with AutoZone, our Board has established that any payments from either party to the other exceeding 1% of either party’s revenues would disqualify a director from being independent.

Where can I obtain a copy of AutoZone’s Corporate Governance Principles?

A copy of our Corporate Governance Principles can be found on our corporate website at www.autozoneinc.com.

Meetings and Attendance

How many times did AutoZone’s Board of Directors meet during the last fiscal year?

The Board of Directors held five meetings in fiscal year 2004.

Did any of AutoZone’s directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of our directors attended at least 75% of the meetings of the Board of Directors and their assigned committees during the fiscal year.

What is AutoZone’s policy with respect to directors’ attendance at the Annual Meeting?

As a general matter, all directors are expected to attend our Annual Meetings. At our 2003 Annual Meeting, eight directors were present.

Committees of the Board

What are AutoZone’s Board of Directors’ standing committees?

AutoZone has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each consisting only of independent directors.

Audit Committee

What is the function of the Audit Committee?

The Audit Committee is responsible for:

•	the integrity of the Company’s financial statements,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualification and independence, and
•	the performance of the Company’s internal audit function and independent auditors.

The Committee performs its duties by:

•	appointing, determining the compensation of, and overseeing the work of the independent auditor and the internal auditor,
•	reviewing the financial reporting processes and the information that will be provided to the stockholders and others,
•	reviewing the adequacy and effectiveness of AutoZone’s systems of internal accounting and financial controls,
•	reviewing the internal audit function and the annual independent audit of AutoZone’s financial statements,
•	reviewing the overall corporate “tone” for quality financial reports, controls, and ethical behavior, and
•	issuing a report annually as required by the SEC’s proxy solicitation rules.

The Audit Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Audit Committee?

The Audit Committee consists of Mr. Graves, Mr. McKenna, and Mr. Postl (Chairman), all of whom are independent directors.

Are all of the members of the Audit Committee independent?

Yes, the Audit Committee consists entirely of independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

Does the Audit Committee have an Audit Committee Financial Expert?

The Board has determined that Mr. Postl is an independent director and that he meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission.

How many times did the Audit Committee meet during the last fiscal year?

During the 2004 fiscal year, the Audit Committee held eleven meetings.

Compensation Committee

What is the function of the Compensation Committee?

The Compensation Committee:

•	reviews and approves AutoZone’s compensation objectives;
•	reviews and approves the compensation programs, plans and awards for executive officers, including recommending equity-based plans for shareholder approval;
•	acts as administrator as may be required by AutoZone’s short- and long-term incentive plans and other stock or stock-based plans; and
•	issues a report annually related to executive compensation, as required by the Securities and Exchange Commission’s proxy solicitation rules.

The Compensation Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Compensation Committee?

The Compensation Committee consists of Mr. Lampert (Chairman), Dr. House and Mr. McKenna, all of whom are independent directors.

How many times did the Compensation Committee meet during the last fiscal year?

During the 2004 fiscal year, the Compensation Committee held four meetings.

Nominating and Corporate Governance Committee

What is the function of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee ensures that:

•	qualified candidates are presented to the Board of Directors for election as directors;
•	the Board of Directors has adopted appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors; and
•	AutoZone’s Articles of Incorporation and Bylaws are structured to best serve the objectives of the stockholders.

The Nominating Committee and Corporate Governance Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee consists of Mr. Elson (Chairman) and Mr. Graves, both of whom are independent directors.

How many times did the Nominating and Corporate Governance Committee meet during the last fiscal year?

During the 2004 fiscal year, the Nominating and Corporate Governance Committee held four meetings.

Director Nomination Process

What is the Nominating and Corporate Governance Committee’s policy regarding consideration of director candidates recommended by stockholders? How do stockholders submit such recommendations?

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from stockholders if they are submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of AutoZone’s Third Amended and Restated By-Laws. Copies of the By-laws will be provided upon written request to AutoZone’s Secretary and are also available on AutoZone’s corporate web site at www.autozoneinc.com.

What qualifications must a nominee have in order to be recommended by the Nominating and Corporate Governance Committee for a position on the Board?

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. Core competencies of the Board as a whole are accounting and finance, business judgment, management, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s corporate web site at www.autozoneinc.com.

How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

Prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, and also reviews the composition of the full Board to determine the areas of expertise and core competencies needed to enhance the function of the Board. The Committee may also consider other factors such as the size of the Board, whether a candidate is independent, how many other public company directorships a candidate holds, and the listing standard requirements of the New York Stock Exchange. The results of an annual self-evaluation process are also considered in the evaluation of future potential director nominees.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm or other consulting firm from time to time to identify potential nominees. Nominees recommended by stockholders in accordance with the procedure described above, i.e., submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of AutoZone’s Third Amended and Restated By-Laws, will receive the same consideration as the Committee’s nominees.

Procedure for Communication with the Board of Directors

How can stockholders communicate with the Board of Directors?

Stockholders may communicate with the Board of Directors by writing to the Board, to any individual director or to the non-management directors as a group c/o Corporate Secretary, AutoZone, Inc., 123 South Front Street, Memphis, Tennessee 38103. All such communications will be forwarded unopened to the addressee. Communications addressed to the Board of Directors or to the non-management directors as a group will be forwarded to Charles M. Elson, an independent director, and communications addressed to a committee of the Board will be forwarded to the chairman of that committee.

Compensation of Directors

What compensation do directors receive?

All non-employee directors are paid an annual retainer of $40,000 per year, with the Audit Committee chairman receiving an additional $10,000 and the chairmen of the Compensation and Nominating and Corporate Governance committees receiving an additional $5,000 per year. Mr. Lampert has waived his right to receive the additional retainer as Compensation Committee chairman. There are no meeting fees.

Under the AutoZone, Inc. 2003 Director Compensation Plan, a non-employee director may receive no more than one-half of the annual retainer and other fees immediately in cash, and the remainder of the fees must be taken in common stock or may be deferred in units with value equivalent to the value of shares of common stock as of the grant date.

Do the directors receive stock options?

Under the AutoZone, Inc. 2003 Director Stock Option Plan, on January 1 of each year, each non-employee director receives an option to purchase 1,500 shares of common stock, and each non-employee director that owns common stock worth at least five times the annual fee paid to each non-employee director on an annual basis will receive an additional option to purchase 1,500 shares of common stock. In addition, each new director receives an option to purchase 3,000 shares upon election to the Board of Directors, plus a portion of the annual directors’ option grant prorated for the portion of the year served in office. These stock option grants are made at the fair market value of the common stock as of the grant date, defined in the plan as the average of the highest and lowest prices quoted for the common stock on the New York Stock Exchange on the business day immediately prior to the grant date.

PROPOSAL 2-Approval of the AutoZone, Inc. 2005 Executive Incentive Compensation Plan

Our Board of Directors is recommending approval of the AutoZone, Inc. 2005 Executive Incentive Compensation Plan to replace our Amended and Restated 2000 Executive Incentive Compensation Plan, which expires on December 9, 2004. Approval of the plan requires that more votes be cast in favor of the plan than votes cast against. Abstentions and broker non-votes will not be counted as voting either for or against.

The Board of Directors recommends that the stockholders vote FOR the 2005 Executive Incentive Compensation Plan.

The following is a summary of the AutoZone, Inc. 2005 Executive Incentive Compensation Plan. For complete details, refer to the plan, which is reproduced in its entirety as Exhibit A to this Proxy Statement.

What is the 2005 Executive Incentive Compensation Plan?

The Internal Revenue Code (the “Code”) prohibits us from deducting compensation in excess of $1 million for the chief executive officer and our other four most highly paid officers unless the compensation in excess of $1 million is based on an objective measure of performance. The AutoZone, Inc. 2005 Executive Incentive Compensation Plan is intended to qualify as a performance-based compensation plan under the Code so that performance bonuses paid to our executive officers are tax deductible to AutoZone. The plan requires that the Compensation Committee establish objective performance goals and that the performance goals be met before a participant may receive a bonus.

Who is eligible to participate in the plan?

The Company’s executive officers, as determined by the Compensation Committee, are eligible to participate in the plan.

How are performance goals established?

Under the plan, at the beginning of each fiscal year, the Compensation Committee must establish a goal, which may be a range from a minimum to a maximum attainable bonus. The goal may be based on one or more of the following measures:

• Earnings	• Return on invested capital
• Earnings per share	• Economic value added
• Sales	• Return on inventory
• Market share	• EBIT
• Operating or net cash flows	• Gross profit margin
• Pre-tax profits	• Sales per square foot
• Earnings before interest and taxes	• Comparable store sales

The goal may be different for different executives. No bonus may be paid under the plan unless at least the minimum goal is attained. However, the Compensation Committee may disregard for goal purposes one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses.

How is the bonus paid under the plan?

After the end of each fiscal year, the Compensation Committee must certify the attainment of goals, if any, under the plan and direct the amount to be paid to each participant. The Committee, in its discretion, may reduce or eliminate any bonus to be paid to an executive, even if a goal was attained. The bonus may only be paid after the attainment of the goals has been certified. The bonus will be paid in cash.

What is the maximum compensation that a participant may receive under the plan?

No participant may receive more than $4 million as a bonus under the plan.

Does AutoZone currently have an executive incentive compensation plan?

Currently, the AutoZone, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan is in effect, but it will expire on December 9, 2004. Therefore, we are proposing the new plan.

What are the differences between the new plan and the existing plan?

The maximum bonus under the existing plan was the lesser of 200% of the executive’s annual salary or $2 million as a bonus under the plan. The new plan will allow up to $4 million to be paid as a bonus. Also, the existing plan gave the Compensation Committee the discretion to pay bonuses in whole or in part in common stock, while the new plan provides that bonuses will be paid in cash.

Who participated in the existing plan last fiscal year?

Twelve AutoZone executives were granted bonuses under the existing plan for fiscal 2004. This table shows bonuses for the named executive officers and all executive officers as a group under the existing plan for the 2004 fiscal year:

2000 Executive Incentive Compensation Plan
Fiscal 2004 Awards

Name and Position	Dollar Value ($)

Steve Odland
Chairman, President & Chief Executive Officer	1,282,000
Michael E. Longo
Executive Vice President, Supply Chain, Information Technology, Mexico & Store Development	251,351
Michael Archbold
Executive Vice President, Chief Financial Officer	241,233
Robert D. Olsen
Senior Vice President, Mexico & Store Development	236,204
Harry L. Goldsmith
Senior Vice President, General Counsel & Secretary	229,163
Executive Group[1]	3,127,918

______________

1Twelve persons, including all of the persons named above.

It is not possible at this time to determine what awards may be granted under the proposed AutoZone, Inc. 2005 Executive Incentive Compensation Plan to the named executive officers and all executive officers as a group. If the AutoZone, Inc. 2005 Executive Incentive Compensation Plan had been in effect in fiscal 2004, such officers and group of officers would not have received awards that were different in type or amount than those that they actually received in fiscal 2004.

PROPOSAL 3-Ratification of Independent Registered Public Accounting Firm

Ernst & Young LLP, our independent auditor for the past seventeen fiscal years, has been selected by the Audit Committee to be AutoZone’s independent registered public accounting firm for fiscal year 2005. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

The Audit Committee recommends that you vote FOR ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm. For ratification, the firm must receive more votes in favor of ratification than votes cast against. Abstentions and broker non-votes will not be counted as voting either for or against the firm. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

During the past two fiscal years, the aggregate fees for professional services rendered by Ernst & Young LLP were as follows:

	2004	2003

Audit Fees	$621,100	$562,954
Audit Related Fees[1]	12,000	—
Tax Fees[2]	464,845	617,357
All Other Fees	—	—

1Audit Related Fees were for Sarbanes-Oxley Section 404 advisory services.

2Tax Fees for 2004 and 2003 were for tax compliance assistance and assistance with audits and tax planning, which for 2004 consisted of $83,442 for tax compliance assistance and $381,403 for assistance with audits and tax planning, and in 2003 consisted of $149,795 for tax compliance assistance and $467,562 for assistance with audits and tax planning.

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee Charter, a copy of which can be obtained at our web site at www.autozoneinc.com. The Audit Committee pre-approved 100% of the services provided by Ernst & Young LLP during the 2004 fiscal year. The Audit Committee considers the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee Report

The Audit Committee of AutoZone, Inc., has reviewed and discussed AutoZone’s audited financial statements for the year ended August 28, 2004, with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and the charter of the Committee.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of AutoZone’s audited financial statements in the annual report for the fiscal year ended August 28, 2004, on Form 10-K for filing with the Securities and Exchange Commission.

While the Audit Committee has the responsibilities and powers set forth in its Charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles; AutoZone’s management and the independent auditor have this responsibility. Nor does the audit committee have the duty to assure compliance with laws and regulations and the policies of the Board of Directors.

James J. Postl (Chairman)
Earl G. Graves, Jr.
W. Andrew McKenna

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

OTHER INFORMATION

Security Ownership of Management

This table shows the beneficial ownership of common stock as of October 21, 2004, by each director, the Chief Executive Officer, the other four most highly compensated executive officers, and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

	Beneficial Ownership As of October 21, 2004

Name of Beneficial Owner	Shares	Ownership Percentage

Steve Odland[1]	520,953	*
Charles M. Elson[2]	14,154	*
Earl G. Graves, Jr.[3]	1,290	*
N. Gerry House[4]	11,817	*
J.R. Hyde, III[5]	646,948	*
Edward S. Lampert[6]	21,355,385	26.8%
W. Andrew McKenna[7]	26,065	*
James J. Postl[8]	857	*
Michael Archbold[9]	60,422	*
Harry L. Goldsmith[10]	138,629	*
Michael E. Longo[11]	80,036	*
Robert D. Olsen[12]	140,548	*
All current directors and executive officers as a group (18 persons)[13]	23,197,424	29.1%

*Less than 1%.

1Includes 443,750 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004. Does not include 2,320 shares owned by Mr. Odland’s spouse.

2Includes 1,522 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 6,608 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

3Includes 1,290 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

4Includes 3,204 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 7,500 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

5Includes 200,000 shares held by a charitable foundation for which Mr. Hyde is an officer and a director and for which he shares investment and voting power, 5,438 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights, and 8,500 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004. Does not include 2,000 shares owned by Mr. Hyde’s wife.

6Mr. Lampert is the Chief Executive Officer of ESL Investments, Inc. All shares indicated, other than 3,785 shares owned directly by Mr. Lampert and 5,500 shares that may be acquired by Mr. Lampert upon exercise of stock options either immediately or within 60 days of October 21, 2004, are owned by a group consisting of affiliates of ESL Investments, Inc. See also footnote 1 under Security Ownership of Certain Beneficial Owners, below.

7Includes 3,110 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 6,955 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

8Includes 857 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

9Includes 58,000 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

10Includes 124,360 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004, and 1,400 shares held by trusts for which Mr. Goldsmith is a beneficiary.

11Includes 76,250 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

12Includes 100,916 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

13Includes 15,421 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 1,029,339 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 21, 2004.

Security Ownership of Certain Beneficial Owners

The following entities are known by us to own more than five percent of our outstanding common stock:

	Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Ownership Percentage

ESL Partners, L.P.[1]	21,355,385	26.8%
200 Greenwich Avenue Greenwich, CT 06830

Davis Selected Advisers, LP2	5,413,330	6.0%
2949 East Elvira Road, Suite 101 Tucson, AZ 85706

1The shares deemed beneficially owned by ESL Partners, L.P. are owned by a group consisting of ESL Partners, L.P., a Delaware limited partnership, ESL Institutional Partners, L.P., a Delaware limited partnership, ESL Investors, L.L.C., a Delaware limited liability company, Acres Partners, L.P., a Delaware limited partnership, ESL Investment Management, L.L.C., a Delaware limited liability company, and Edward S. Lampert. RBS Partners, L.P. and ESL Investments, Inc. are general partners of ESL Partners, L.P. ESL Investments, Inc. is the general partner of Acres Partners, L.P. RBS Investment Management, L.L.C., is the general partner of ESL Institutional Partners, L.P. RBS Partners, L.P., is the manager of ESL Investors, L.L.C. Mr. Lampert is the Chairman, Chief Executive Officer and a director of ESL Investments, Inc., and managing member of ESL Investment Management, LLC, and RBS Investment Management, LLC. In their respective capacities, each of the foregoing may be deemed to be the beneficial owner of the shares of AutoZone common stock beneficially owned by other members of the group. ESL Partners, L.P., is the record owner of 11,520,943 shares, ESL Institutional Partners, L.P., is the record owner of 71,771 shares, ESL Investors, L.L.C., is the record owner of 3,858,519 shares, Acres Partners, L.P., is the record owner of 5,875,557 shares, ESL Investment Management, Inc. is the record owner of 19,310 shares, and Mr. Lampert is the record owner of 3,785 shares owned directly by Mr. Lampert and 5,500 shares that may be acquired by Mr. Lampert upon exercise of stock options either immediately or within 60 days of October 21, 2004. Each entity or person has the sole power to vote and dispose of the shares deemed beneficially owned by it.

2The source of this information is a Schedule 13F filed with the Securities and Exchange Commission by Davis Selected Advisers, LP dated August 27, 2004 reporting beneficial ownership as of June 30, 2004.

Executive Compensation

Summary Compensation Table

This table shows the compensation paid to the Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years.

					Long-Term Compensation

		Annual Compensation			Awards

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation[3] ($)	Securities Underlying Options/SAR’s4	All Other Compensation[5] ($)

Steve Odland	2004	1,000,000	1,282,000	110,160	75,000	110,078
Chairman, President &	2003	946,154	1,561,154	138,604	250,000	15,569
Chief Executive Officer	2002	662,500	2,090,400	28,624	125,000	5,538

Michael E. Longo	2004	326,769	251,351	—	30,000	16,921
Executive Vice President,	2003	318,308	315,126	13,141	50,000	15,373
Supply Chain, Information Technology, Mexico & Store Development	2002	314,942	596,246	—	25,000	4,915

Michael Archbold[6]	2004	313,615	241,233	12,611	30,000	30,957
Executive Vice President,	2003	305,077	302,026	11,307	26,000	10,973
Chief Financial Officer	2002	173,077	377,669	36,098	75,000	3,046

Robert D. Olsen	2004	307,077	236,204	—	25,000	36,397
Senior Vice President,	2003	300,700	297,693	—	26,000	16,861
Mexico & Store Development	2002	299,195	566,434	—	20,000	4,589

Harry L. Goldsmith	2004	297,923	229,163	—	35,000	35,248
Senior Vice President,	2003	285,207	282,357	—	26,000	13,323
General Counsel & Secretary	2002	283,448	536,622	—	20,000	3,600

1Fiscal year 2002 consisted of 53 weeks. Therefore, salary for 2002 for each person included an additional week. Bonuses for fiscal year 2002 were paid based on 52 week base salaries.

2Bonuses are shown for the fiscal year earned, but paid in the following fiscal year.

3Amounts shown for Mr. Odland for 2004, 2003 and 2002 and for Mr. Archbold for 2004 represent discounts on stock purchased under the Amended and Restated Executive Stock Purchase Plan. Amount shown for Mr. Longo for 2003 is for discounts on stock purchased under the Amended and Restated Executive Stock Purchase Plan. Amounts shown for Mr. Archbold for 2003 include $8,090 in relocation expenses and $3,217 paid in taxes on relocation expenses and in 2002 includes $25,442 in relocation expenses and $10,656 paid in taxes on relocation expenses.

4All amounts shown are stock options granted in accordance with the Second Amended and Restated 1996 Stock Option Plan. AutoZone did not grant SARs to executive officers in the fiscal years shown.

5Amounts shown for 2004 consist of:

	Life Insurance	Company contributions to defined contribution plans

Mr. Odland	$4,440	$105,638
Mr. Longo	4,341	12,580
Mr. Archbold	4,203	26,754
Mr. Olsen	4,157	32,240
Mr. Goldsmith	4,003	31,245

6Mr. Archbold was first employed in February 2002.

Option/SAR Grants in Last Fiscal Year

This table shows the number of stock options granted to certain executive officers during the most recent fiscal year pursuant to the Second Amended and Restated 1996 Stock Option Plan. Executive officers were not granted SARs during the 2004 fiscal year.

	Number of Securities Underlying Options/SARs Granted (#)[2]	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					Option Term[1]

					5%($)	10%($)

Steve Odland	73,200	6.41	$89.18	9/6/2013	4,105,422	10,403,916
	1,800	0.16	$89.18	9/5/2013	100,953	255,834

Michael E. Longo	28,200	2.47	$89.18	9/6/2013	1,581,597	4,008,066
	1,800	0.16	$89.18	9/5/2013	100,953	255,834

Michael Archbold	28,000	2.45	$89.18	9/6/2013	1,570,380	3,979,640
	2,000	0.18	$89.18	9/5/2013	112,170	284,260

Robert D. Olsen	23,200	2.03	$89.18	9/6/2013	1,301,172	3,297,416
	1,800	0.16	$89.18	9/5/2013	100,953	255,834

Harry L. Goldsmith	33,200	2.91	$89.18	9/6/2013	1,862,022	4,718,716
	1,800	0.16	$89.18	9/5/2013	100,953	255,834

1The columns represent the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the term of the options. These appreciation rates have been arbitrarily set by the Securities and Exchange Commission and do not represent estimated or projected stock price appreciation.

2Options shown vest in one-quarter increments on each of the first through fourth anniversaries after the grant date.

Aggregated Option/SAR Exercises in Last Fiscal Year and
FY-End Option/SAR Values

This table shows stock option exercises by certain executive officers during the most recent fiscal year, and their exercisable and unexercisable stock options as of August 28, 2004. The fiscal year-end value of “in-the-money” stock options is the aggregate difference between the exercise price of the option and $75.36 per share, the market value of the common stock on August 27, 2004. Executive officers do not have SARs.

			Number of Securities Underlying Unexercised Options/SARS at FY-End (#)		Value of Unexercised In-the-Money Options/SARs At FY End ($)

	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Odland	—	—	331,250	393,750	12,382,875	6,145,125
Michael E. Longo	60,000	3,831,838	50,666	83,334	1,631,518	723,484
Michael Archbold	—	—	44,000	87,000	336,935	392,055
Robert D. Olsen	—	—	83,166	87,834	3,703,626	2,078,064
Harry L. Goldsmith	—	—	113,610	67,000	5,349,798	525,680

Pension Plan Table

In December 2002, our defined benefit pension plans were frozen. Accordingly, all benefits to all participants in the pension plan are fixed and will not increase and no new participants may join the plans. This table shows the annual benefits payable upon retirement at age 65 under the frozen pension plans to the CEO and our other four most highly compensated executive officers. Sixty monthly payments are guaranteed after retirement. The benefits stated in the table will not be reduced by Social Security or other amounts received by a participant.

Name	Annual Benefit At Age 65

Steve Odland	$97,929
Michael E. Longo	41,368
Michael Archbold	—
Robert D. Olsen	26,537
Harry L. Goldsmith	39,571

Compensation Committee Report on Executive Compensation

AutoZone’s executive compensation program is designed to attract and retain executives who are key to our long-term success. In this process, we want to align an executive’s compensation with AutoZone’s attainment of business goals and the increase in stockholder value. The Compensation Committee reviews executive compensation annually and makes appropriate adjustments based on company performance, achievement of predetermined goals, and changes in an executive’s duties and responsibilities. The compensation of other AutoZone employees is based on a similar philosophy.

Compensation Philosophy

Executive compensation consists of salary, bonus, and stock options.

Salary. The Compensation Committee desires that overall compensation reflect each executive’s performance over time. Base salaries are set at levels determined by the Compensation Committee to adequately reward and retain capable executives.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes the annual salary of executive officers. The Committee makes an independent determination of the appropriate level of these officers’ salaries taking into consideration the salary ranges recommended for a particular position by outside compensation consultants, and each executive officer’s performance for the past fiscal year.

Bonus. Each fiscal year executive officers are paid a bonus based on the attainment of goals set by the Compensation Committee. The goals for fiscal year 2004 were based on AutoZone’s earnings before interest and taxes (EBIT) and return on invested capital (ROIC). The Compensation Committee establishes a bonus payout matrix at the beginning of the fiscal year granting higher rewards as a percentage of annual salary as milestones shown on the matrix are achieved. The better AutoZone’s performance, the higher the bonus payout. As a general matter, as an executive’s level of management responsibility increases, the portion of his or her total compensation dependent on Company performance as measured by business goals increases.

Stock Options. To align the long-term interests of management and our stockholders, the Compensation Committee awards stock options to many levels of management. Stock options may be granted to executives upon initial hire and thereafter annually in accordance with guidelines established by the Committee. The guidelines allow for a range of potential option shares to be granted for each position, with the actual grant determined by the performance of the individual in the position.

CEO Compensation

The Compensation Committee approves the compensation level for the Chief Executive Officer, including salary and incentive compensation, and reviews and approves any long-term incentive awards for the CEO.

AutoZone’s Chief Executive Officer, Steve Odland, received an annual base salary in fiscal year 2004 of $1 million. He was also paid a bonus of $1,282,000, which was calculated in accordance with the bonus matrix discussed above. The bonus paid was a result of the increase in EBIT to $999 million from $918 million and an increase in ROIC to 25.1% from 23.4%.

Tax Deductions for Compensation

The federal tax code limits the amount of compensation that we may deduct in any year for the Chief Executive Officer and our other four most highly paid officers to $1 million. However, this deduction limitation does not apply to performance-based compensation as defined in the tax code. Our compensation plans are generally designed and implemented so that they qualify for deductibility. However, we may from time to time pay compensation to our executive officers that may not be deductible.

This report was unanimously adopted by the Compensation Committee.

Edward S. Lampert, Chairman
N. Gerry House
W. Andrew McKenna

Stock Performance Graph

This graph shows, from the end of fiscal year 1999 to the end of fiscal year 2004, changes in the value of $100 invested in each of AutoZone’s common stock, Standard & Poor’s 500 Composite Index, and a peer group consisting of other automotive aftermarket retailers.

	Aug. 99	Aug. 00	Aug. 01	Aug. 02	Aug. 03	Aug. 04
AutoZone, Inc.	$100.00	$91.67	$197.92	$301.46	$382.50	$314.00
S&P 500 Index	100.00	113.07	90.03	70.63	79.16	88.50
Peer Group	100.00	66.56	113.14	121.99	140.67	153.52

The peer group consists of Advance Auto Parts, Inc. (from after its acquisition of Discount Auto Parts, Inc.), Discount Auto Parts, Inc. (which was acquired by Advance Auto Parts, Inc., in 2001), CSK Auto Corporation, Genuine Parts Company, O’Reilly Automotive, Inc., and The Pep Boys-Manny, Moe & Jack.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective October 23, 2003, Mr. Odland’s employment agreement, originally entered in 2001, was amended and restated to provide for a term expiring at the end of 2007, unless terminated earlier as described in this section. The agreement provides that Mr. Odland will serve as Chairman of the Board and Chief Executive Officer through December 31, 2007, at a minimum annual base salary of $1 million and a minimum bonus eligibility of 100% of base salary under our Executive Incentive Compensation Plan. After 2007, his employment will be at will and may be terminated by AutoZone or Mr. Odland at any time, subject to the obligations of AutoZone described below.

Mr. Odland’s employment agreement provides that upon a termination of the agreement before January 1, 2008, by AutoZone without cause, or by Mr. Odland for good reason or upon a change of control as defined in the agreement (collectively, a “Covered Termination”), Mr. Odland will resign from the Board of Directors and cease to be Chief Executive Officer, but will remain an employee of AutoZone, performing services as requested by the Chief Executive Officer, and be paid his base salary through December 31, 2007, but not longer than three years (the “Continuation Period”) plus any earned and unpaid bonus for the prior fiscal year and a full bonus for the fiscal year in which the agreement is terminated. His stock options will continue to vest and may be exercised as set forth in the applicable stock option agreements until the end of the Continuation Period. At the end of the Continuation Period, Mr. Odland’s employment will terminate and he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary (less amounts paid to him as salary during the Continuation Period) and continued health insurance coverage generally until the third anniversary of the termination of the agreement (collectively, the “Severance Benefits”). Further stock option exercise and vesting after the end of the Continuation Period will be governed by the terms of the applicable stock option agreements.

If a Covered Termination occurs after December 31, 2007, Mr. Odland’s employment will cease immediately and he will receive the Severance Benefits plus any earned and unpaid bonus for the prior fiscal year and a full bonus for the fiscal year in which the agreement is terminated. Additionally, any grants of stock options and other equity compensation made after the effective date of the agreement will vest in full and become immediately exercisable, and he generally will have 90 days to exercise such options or other equity compensation.

If the agreement is terminated by AutoZone for cause, as defined in the agreement, or by Mr. Odland without good reason, Mr. Odland’s employment will terminate and he will cease to receive any further salary, bonus or benefits (other than pursuant to the AutoZone Pension Plan or required by law). All stock options granted will be governed by the terms of the applicable stock option agreements.

In any event, after the termination of the agreement or Mr. Odland’s employment, Mr. Odland agrees not to compete with AutoZone or to hire or encourage others to hire any of our employees for a period of three years.

Mr. Goldsmith has an employment agreement providing that he is employed by AutoZone at a minimum base salary of $216,000 and a minimum bonus eligibility of 60% of base salary at predetermined targets. Mr. Longo has an employment agreement providing that he is employed by AutoZone at a minimum base salary of $225,000 and a minimum bonus eligibility of 50% of base salary at predetermined targets. Mr. Olsen has an employment agreement providing that he is employed by AutoZone at a minimum base salary of $285,000 and a minimum bonus eligibility of 60% of base salary. All minimum salaries and bonuses are subject to increase by the Compensation Committee.

All agreements continue until terminated either by the executive or by us. If an agreement is terminated by us for cause, or by the executive for any reason, the executive will cease to be an employee, and will cease to receive salary, bonus, and other benefits. If his agreement is terminated by us without cause, Mr. Goldsmith and Mr. Longo each will remain employees for three years after the termination date, Mr. Olsen will remain an employee for two years after the termination date, and each will continue to receive his then-current salary and other benefits of an employee, and will receive a prorated bonus for the fiscal year in which he was terminated, but no bonuses thereafter. Each executive’s stock options will continue to vest and may be exercised in accordance with the respective stock option agreements until the end of the Continuation Period, after which further stock option exercises and vesting will be governed by the terms of the respective stock option agreements. If the executive is terminated from his position by us or by the executive for reasons other than a change in control, then the executive will be prohibited from competing against AutoZone for the period of time after the termination date. “Cause” is defined in each agreement as the willful engagement by the executive in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. “Change in control” in each agreement means either the acquisition of a majority of our voting securities by or the sale of substantially all of our assets to a non-affiliate of the company.

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders

Our stockholders have approved the AutoZone, Inc. 1996 Stock Option Plan, the AutoZone, Inc. Second Amended and Restated Employee Stock Purchase Plan, the AutoZone, Inc. Executive Stock Purchase Plan, the AutoZone, Inc. 2003 Director Compensation Plan, and the AutoZone, Inc. 2003 Director Stock Option Plan.

Equity Compensation Plans Not Approved by Stockholders

The AutoZone, Inc. Second Amended and Restated Director Compensation Plan and the AutoZone, Inc. Fourth Amended and Restated 1998 Director Stock Option Plan were approved by the Board, but were not submitted for approval by the stockholders as then permitted under the rules of the New York Stock Exchange. Both of these plans were terminated in December 2002 and were replaced by the 2003 Director Compensation Plan and the 2003 Director Stock Option Plan, respectively, after the stockholders approved them. No further grants can be made under the terminated plans. However, any grants made under these plans will continue under the terms of the grant made. Only treasury shares are issued under the terminated plans.

Under the Second Amended and Restated Director Compensation Plan, a non-employee director could receive no more than one-half of the annual and meeting fees immediately in cash, and the remainder of the fees were taken in common stock or deferred in stock appreciation rights.

Under the Fourth Amended and Restated 1998 Director Stock Option Plan, on January 1 of each year, each non-employee director received an option to purchase 1,500 shares of common stock, and each non-employee director that owned common stock worth at least five times the annual fee paid to each non-employee director on an annual basis received an additional option to purchase 1,500 shares of common stock. In addition, each new director received an option to purchase 3,000 shares upon election to the Board of Directors, plus a portion of the annual directors’ option grant prorated for the portion of the year actually served in office. These stock option grants were made at the fair market value as of the grant date.

Summary Table

The following table sets forth certain information as of August 28, 2004, with respect to compensation plans under which shares of AutoZone Common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,953,118	$54.58	3,992,313
Equity compensation plans not approved by securities holders	73,155	$37.97	—
Total	5,026,273	$54.42	3,992,313

Section 16(a) Beneficial Ownership Reporting Compliance

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, all persons related to AutoZone that are required to file these insider trading reports have filed them timely, with the exception of a Form 4 reporting a grant of stock options to Steve Handschuh, Senior Vice President, Commercial on March 17, 2004, which was filed on May 24, 2004. Copies of the insider trading reports can be found on the AutoZone corporate website at www.autozoneinc.com.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals for inclusion in the Proxy Statement for the Annual Meeting in 2005 must be received by July 3, 2005. In accordance with our bylaws, Stockholder proposals received after August 18, 2005, but by September 17, 2005, may be presented at the meeting, but will not be included in the 2005 Proxy Statement. Any stockholder proposal received after September 17, 2005, will not be eligible to be presented for a vote to the stockholders in accordance with our bylaws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198.

ANNUAL REPORT

A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

By order of the Board of Directors, Harry L. Goldsmith Secretary

Memphis, Tennessee October 27, 2004

EXHIBIT A

AUTOZONE, INC.
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.          Purpose

The AutoZone, Inc. 2005 Executive Incentive Compensation Plan (“Plan”) is designed to provide incentives to eligible employees of AutoZone, Inc. (the “Company”) and its affiliates who have significant responsibility for the success and growth of the Company and assist the Company in attracting, motivating, and retaining key employees on a competitive basis. The Plan is designed to ensure that the annual bonus paid pursuant to this Plan to eligible employees of the Company is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be ratified by the Company’s stockholders pursuant to 26 C.F.R. § 1.162-27(e)(4)(vi) at the annual meeting to be held on December 16, 2004, and shall be effective for the entire 2005 fiscal year. If the stockholders do not ratify the Plan, the Plan shall not become effective.

2.          Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Committee”). The Committee shall be appointed by the Board of Directors of the Company and shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m). The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an award under the Plan.

3.          Eligibility

The individuals entitled to participate in the Plan shall be the executive officers of the Company, as determined by the Committee.

4.          Awards

Executive officers as determined by the Committee may be granted annual incentive awards under this Plan at such times of each year as will satisfy the requirements of Code Section 162(m), provided, however, that if an individual becomes an executive officer during a year, an incentive goal for that individual shall be made for that fiscal year at the time she or he becomes an executive officer. The Committee may, in its discretion, grant annual incentive awards to non-executive officers and managers of the Company outside of this Plan.

The annual incentive award to each executive officer shall be based on the Company, a subsidiary or division, attaining one or more of the following objective goals as established by the Committee for the fiscal year:

(a) earnings
(b) earnings per share
(c) sales
(d) market share
(e) operating or net cash flows
(f) pre-tax profits
(g) earnings before interest and taxes
(h) return on invested capital
(i) economic value added
(j) return on inventory
(k) EBIT
(l) gross profit margin
(m) sales per square foot
(n) comparable store sales

Different measures of goal attainment may be set for different plan participants. The performance goal may be a single goal or a range with a minimum goal up to a maximum goal, with corresponding increases in the incentive award up to the maximum award set by the Committee and as may be limited by this Plan. Such performance goals may disregard, at the Committee’s discretion, the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses. These goals shall be established by the Committee either by written consent or as evidenced by the minutes of a meeting at such times as to qualify amounts paid under this Plan for tax deductible treatment under Code Section 162(m).

Payment of an earned award will be made in cash. Upon completion of each fiscal year, the Committee shall review performance versus the established goal, and shall certify (either by written consent or as evidenced by the minutes of a meeting) the specified performance goals achieved for the fiscal year (if any), and direct which award payments are payable under the Plan, if any. No payment will be made if the minimum pre-established goals are not met. The Committee may, in its discretion, reduce or eliminate an individual’s award that would have been otherwise paid. No individual may receive in any one fiscal year an award under the Plan of an amount greater than $4 million.

5.          Miscellaneous Provisions

(a)  The Company shall have the right to deduct all federal, state, or local taxes required by law or Company policy from any award paid.

(b)  Nothing contained in this Plan grants to any person any claim or right to any payments under the Plan. Such payments shall be made at the sole discretion of the Compensation Committee.

(c)  Nothing contained in this Plan or any action taken by the Committee pursuant to this Plan shall be construed as giving an individual any right to be retained in the employ of the Company.

(d)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

(e)  The Plan may be amended, subject to the limits of Code Section 162(m), or terminated by the Committee at any time. However, no amendment to the Plan shall be effective without prior approval of the Company’s stockholders which would (i) increase the maximum amount that may be paid under the Plan to any person or (ii) modify the business criteria on which performance targets are to be based under the Plan.

(f)  This Plan shall terminate on the fifth anniversary after the date of ratification by the Company’s stockholders.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 43068
PROVIDENCE, RI 02940

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAUZ61

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This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors and FOR proposals 2 and 3.

1.	Election of Directors.
	Nominees:	(01) Charles M. Elson, (02) Earl G. Graves, Jr.,
		(03) N. Gerry House, (04) J.R. Hyde, III, (05) Edward S. Lampert, (06) W. Andrew McKenna;				FOR	AGAINST	ABSTAIN
		(07) Steve Odland and (08) James J. Postl.		2.	Approval of 2005 Executive Incentive Compensation Plan.

		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES	3.	Ratification of independent registered public accountants.

				4.	In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting.
		For all nominees except as noted above
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

				MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: Date: Signature: Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAUZ62

PROXY

AUTOZONE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS

I hereby appoint Harry L. Goldsmith and Rebecca W. Ballou, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 16, 2004, at 8:30 a.m., CST, and at any adjournments, on items 1, 2 and 3, as I have specified and in their discretion on other matters as may come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE